UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 13, 2012
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Energy Transfer Equity, L.P. (NYSE: ETE), the owner of the general partner of Energy Transfer Partners, L.P. (NYSE: ETP), today announced that members of ETP management will make a presentation at a conference for analysts being held in Dallas, Texas on November 14, 2012. In the presentation, which is scheduled to begin at 9:00 a.m. (central time), management anticipates providing an update on activities at each of ETP's business segments, and an overview of ETP's financial and operating results and its current liquidity position. The discussion will also include an update on business activities of ETE. In conjunction with the conference, ETP management will meet with analysts to discuss the information presented.
Prior to the presentations, interested parties will be able to view the prepared materials to be presented by visiting our web site at: http://www.energytransfer.com under “Presentations.” Neither ETE nor ETP undertake to update the information as posted on their website; however, they may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in ETE's and ETP's Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Neither ETE nor ETP undertake any obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By:LE GP, LLC, its general partner

Date: November 13, 2012	/s/ John W. McReynolds John W. McReynolds President and Chief Financial Officer